UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

MatrixOne, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

210 Littleton Road Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-589-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On March 1, 2006, MatrixOne, Inc. (“MatrixOne”) entered into an Agreement and Plan of Merger (the “Agreement”) with Dassault Systemes Corp., a Delaware corporation (“Dassault Systemes”), and DS Newco Corp., a Delaware corporation and a wholly owned subsidiary of Dassault Systemes (“Merger Sub”), pursuant to which Merger Sub will be merged with and into MatrixOne, with MatrixOne continuing after the merger as the surviving corporation and as a wholly owned subsidiary of Dassault Systemes (the “Merger”). At the effective time of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of MatrixOne (“MatrixOne Common Stock”) will be converted into the right to receive $7.25 in cash. Also, at the effective time of the Merger, each outstanding option to purchase MatrixOne Common Stock, whether or not then exercisable or vested, will be cancelled in consideration for a cash payment equal to the excess of (i) $7.25 over (ii) the per share exercise price of such company stock option, multiplied by the number of shares of company common stock subject to such company stock option.

The Merger is currently expected to close during the second calendar quarter of 2006, subject to, among other things, regulatory clearance, approval of MatrixOne’s stockholders, and other customary closing conditions. The Merger has been unanimously approved by MatrixOne’s Board of Directors.

The foregoing description of the Merger is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Important Additional Information Will Be Filed with the SEC

MatrixOne plans to file with the Securities and Exchange Commission (“SEC”) and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about MatrixOne, Dassault Systemes, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by MatrixOne and Dassault Systemes through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from MatrixOne by contacting Brian Norris, Vice President Investor Relations, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886.

MatrixOne and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Agreement. Information regarding MatrixOne’s directors and executive officers is contained in MatrixOne’s Annual Report on Form 10-K for the year ended July 2, 2005 and its proxy statement dated November 21, 2005 which are filed with the SEC. As of February 28, 2006, MatrixOne’s directors and executive officers beneficially owned approximately 950,435 shares, or 1.8%, of the outstanding shares of MatrixOne’s Common Stock.

Safe Harbor for Forward-Looking Statements

Statements in this document regarding the proposed transaction between Dassault Systemes and MatrixOne, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Dassault Systemes or MatrixOne managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning

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of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of Dassault Systemes to successfully integrate MatrixOne’s operations and employees; the ability to realize anticipated synergies and cost savings; and the other factors described in MatrixOne’s Annual Report on Form 10-K for the year ended July 2, 2005 and its most recent quarterly report on Form 10-Q for the three and six months ended December 31, 2005 filed with the SEC. Dassault Systemes and MatrixOne disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Item 8.01. Other Events

Reference is made to the press release dated March 2, 2006 announcing the Merger, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The Exhibits to this report are listed in the Exhibit Index attached hereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MatrixOne, Inc.

Date: March 2, 2006	By:	/s/ Gary D. Hall
Senior Vice President of Finance, Chief Financial Officer and Treasurer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 1, 2006 by and among Dassault Systemes Corp., DS Newco Corp., and MatrixOne, Inc.

99.1	Press release dated March 2, 2006